Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8’s of ECO2 Plastics, Inc. (formerly known as ITEC Environmental Group, Inc.) previously filed on September 28, 2007 (SEC File # 333-146394), January 23, 2008 (SEC File # 333-148821) and March 31, 2008 (SEC File # 333-150002) of our report dated March 26, 2008 on the financial statements of ECO2 Plastics, Inc. as of December 31, 2007 and for the years ended December 31, 2007 and 2006.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 14, 2008